Filed with the Securities and Exchange Commission on July 12, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Auris Medical Holding AG

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Switzerland	2834	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	Bahnhofstrasse 21 6300 Zug, Switzerland +41 (0)41 729 71 94
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Agent for Service of Process Info Cogency Global, Inc. 10 East 40th Street, 10th Floor New York, NY 10016 (212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Sophia Hudson Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	Oded Har-Even, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-225676

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price per Unit(1)(9)	Amount Of Registration Fee
Units consisting of: • Common shares, nominal value CHF 0.02 per share(2)(4) • Series A Warrants to purchase common shares, nominal value CHF 0.02 per share(3) • Series B Warrants to purchase common shares, nominal value CHF 0.02 per share(3)	$855,128.36	$106.46
Units consisting of: • Pre-Funded warrants to purchase common shares(4)(5) • Series A Warrants to purchase common shares, nominal value CHF 0.02 per share(3) • Series B Warrants to purchase common shares, nominal value CHF 0.02 per share(3)	—	—
Common shares, nominal value CHF 0.02 per share, issuable upon exercise of the pre-funded warrants(2)(6)	—	—
Common shares, nominal value CHF 0.02 per share, issuable upon exercise of the Series A warrants(2)(7)	$299,294	$37.26
Common shares, nominal value CHF 0.02 per share, issuable upon exercise of the Series B warrants(2)(8)	$213,782	$26.62
Total		$170.34

(1)	Calculated in accordance Rule 457(o) of the Securities Act of 1933, as amended. Includes common shares, Series A warrants, Series B warrants and pre-funded warrants to be sold upon exercise of the underwriters’ option to purchase additional common shares, Series A warrants, Series B warrants and pre-funded warrants.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)	The proposed maximum offering price of the common shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units consisting of common shares, Series A warrants and Series B warrants and the units consisting of pre-funded warrants (including the common shares issuable upon exercise of the pre-funded warrants), Series A warrants and Series B warrants if any, covered by this Registration Statement is $855,128.36.

(5)	The Registrant may issue pre-funded warrants to purchase shares of common shares in the offering. The purchase price of each unit consisting of a pre-funded warrant, Series A warrant and Series B warrant will equal the price per unit at which units of common shares, Series A warrants and Series B warrants are being sold to the public in this offering, minus CHF 0.05, and the exercise price of each pre-funded warrant will equal CHF 0.05 per share.

(6)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.

(7)	The Series A warrants are exercisable at a per share exercise price equal to 100% of the public offering price (payable in Swiss Francs, calculated using the exchange rate on the date of this prospectus) of one unit consisting of a common share, Series A warrant and Series B warrant. The proposed maximum aggregate public offering price of the common shares issuable upon exercise of the Series A warrants covered by this Registration Statement was calculated to be $299,294, which is equal to 100% of $299,294 (which is 35% of $855,128.36 since each Series A warrant included in each unit consisting of a common share, Series A warrant and Series B warrant and in each unit consisting of a pre-funded warrant, Series A warrant and Series B warrant is a warrant to purchase 35% of one common share).

(8)	The Series B warrants are exercisable at a per share exercise price equal to 100% of the public offering price (payable in Swiss Francs, calculated using the exchange rate on the date of this prospectus) of one unit consisting of a common share, Series A warrant, and Series B warrant. The proposed maximum aggregate public offering price of the common shares issuable upon exercise of the Series B warrants covered by this Registration Statement was calculated to be $213,782, which is equal to 100% of $213,782 (which is 25% of $855,128.36 since each Series B warrant included in each unit consisting of a common share, Series A warrant and Series B warrant and in each unit consisting of a pre-funded warrant, Series A warrant and Series B warrant is a warrant to purchase 25% of one common share).

(9)	The $855,128.36 of units, $299,294 of common shares issuable upon exercise of Series A warrants and $213,782 of common shares issuable upon exercise of Series B warrants being registered in this Registration Statement is in addition to the $7,194,871 of units, $2,770,024 of common shares issuable upon exercise of Series A warrants and $1,978,588 of common shares issuable upon exercise of Series B warrants registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-225676).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-225676) of Auris Medical Holding AG (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on July 12, 2018 are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-225676 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

5.1	Opinion of Walder Wyss, Swiss counsel of Auris Medical Holding AG, as to the validity of the common shares

5.2	Opinion of Davis Polk & Wardwell, LLP, U.S. counsel of Auris Medical Holding AG, as to the validity of the pre-funded warrants, the Series A warrants and Series B warrants

23.1	Consent of Deloitte AG

23.2	Consent of Walder Wyss, Swiss counsel of Auris Medical Holding AG (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell, LLP, U.S. counsel of Auris Medical Holding AG (included in Exhibit 5.2)

24.1	Powers of attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-225676) filed with the Commission on June 15, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zug, Switzerland on July 12, 2018.

Auris Medical Holding AG

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on July 12, 2018 in the capacities indicated:

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer and Director (principal executive officer)

By:	*
	Name:	Hernan Levett
	Title:	Chief Financial Officer (principal financial officer and principal accounting officer)

By:	*
	Name:	Armando Anido
	Title:	Director

By:	*
	Name:	Mats Blom
	Title:	Director

By:	*
	Name:	Alain Munoz
	Title:	Director

By:	*
	Name:	Calvin Roberts
	Title:	Director

By:	*
	Name:	Colleen A. DeVries
	Title:	SVP Cogency Global Inc., Authorized Representative in the United States

*By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Attorney-in-Fact

EXHIBIT INDEX

5.1	Opinion of Walder Wyss, Swiss counsel of Auris Medical Holding AG, as to the validity of the common shares

5.2	Opinion of Davis Polk & Wardwell, LLP, U.S. counsel of Auris Medical Holding AG, as to the validity of the pre-funded warrants, the Series A warrants and Series B warrants

23.1	Consent of Deloitte AG

23.2	Consent of Walder Wyss, Swiss counsel of Auris Medical Holding AG (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell, LLP, U.S. counsel of Auris Medical Holding AG (included in Exhibit 5.2)

24.1	Powers of attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-225676) filed with the Commission on June 15, 2018)